                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2001 relating to the consolidated financial statements and financial statement schedule of Genzyme Corporation; of our report dated February 23, 2001, except for Note T, as to which the date is March 16, 2001, relating to the combined financial statements of Genzyme General; of our report dated February 23, 2001, except for Note S, as to which the date is March 16, 2001, relating to the combined financial statements of Genzyme Biosurgery; and of our report dated February 23, 2001 relating to the combined financial statements of Genzyme Molecular Oncology, which appear in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                                        /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 26, 2001